UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

PQ Group Holdings Inc.

Delaware	001-38221	81-3406833
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(610) 651-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2018, PQ Group Holdings Inc. (the “Company”) announced that James F. Gentilcore will resign from his positions as Executive Chairman of the Company and as Chairman and a member of the Company’s Board of Directors (the “Board”), effective December 31, 2018 (the “Separation Date”). Mr. Gentilcore’s departure will decrease the size of the Board to eleven (11) members. The Company has not designated a new Chairman of the Board at this time.

In connection with his departure, Mr. Gentilcore, the Company and PQ Corporation (“PQ”), a wholly owned subsidiary of the Company, have entered into a separation and general release agreement, dated December 21, 2018 (the “Separation Agreement”), under which Mr. Gentilcore has agreed to a general release of claims in favor of the Company in exchange for certain payments and benefits. Under the Separation Agreement, Mr. Gentilcore is entitled to receive: (a) the payments, benefits and other consideration set forth under, and payable in accordance with, Section 3.01(d) of the severance agreement between Mr. Gentilcore, the Company, and PQ, dated August 31, 2017 (the “Severance Agreement”); (b) accelerated vesting as of the Separation Date of all of his outstanding and unvested time-based equity awards; (c) the ability to exercise all vested stock options for their full term; and (d) a grant of fully vested common stock with a grant date value equal to $200,000, such grant to be made on or before December 31, 2018. In addition, the Separation Agreement provides that in the event the performance vesting conditions associated with outstanding performance-based stock options and restricted stock held by Mr. Gentilcore are satisfied during the period beginning January 1, 2019 and ending December 31, 2020, these awards will be eligible to vest in accordance with their terms.

Mr. Gentilcore’s entitlement to the foregoing payments and benefits is subject to his continuing compliance with the terms of the Separation Agreement as well as the terms and conditions of the Severance Agreement. Under the Severance Agreement, Mr. Gentilcore is subject to noncompetition and nonsolicitation covenants for a period of 24 months following the termination of his employment as well as ongoing covenants including relating to non-disparagement and confidentiality.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Separation and General Release Agreement by and between the Company, PQ and James F. Gentilcore

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PQ GROUP HOLDINGS INC.
(Registrant)

Date: December 26, 2018	By	/s/ JOSEPH S. KOSCINSKI
Joseph S. Koscinski
Secretary, Vice President and General Counsel